UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  1 )

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

The LGL Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

The LGL Group, Inc.
2525 Shader Road

Orlando, Florida 32804

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on [•], 2022

To the Stockholders of The LGL Group, Inc.:

A Special Meeting of Stockholders (the “Special Meeting”) of The LGL Group, Inc., a Delaware corporation (the “Company,” “we,” “our,” or “us”) will be held on [•], 2022, commencing at [•]a.m. EDST,  as a virtual meeting conducted exclusively via live webcast at [•] for the following purpose, as more fully described in the accompanying proxy statement:

1.

To vote on a proposal to spin-off (the “Spin-Off”) of M-tron Industries, Inc., a Delaware corporation (“Mtron”), which will separate the business, activities and investments of the Company into two separate, publicly-traded companies: (i) the Company, which will continue to own and operate Precise Time and Frequency, LLC and hold cash and other investments and (ii) Mtron, which includes the operations of Piezo Technology, Inc. and M-tron Asia, LLC.

2.	To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on [•], 2022 are entitled to receive notice of, and to vote at, the Special Meeting.

Your vote is extremely important, regardless of the number of shares that you own. Whether or not you plan to attend the Annual Meeting via live webcast, we ask that you promptly sign, date and return the enclosed proxy card or voting instruction card in the envelope provided, or submit your proxy by telephone or over the Internet (if those options are available to you) in accordance with the instructions on the enclosed proxy card or voting instruction card.

By Order of the Board of Directors,

James W. Tivy

Chief Financial Officer

Important Notice Regarding the Availability of Proxy Materials for The LGL Group, Inc. Special Meeting of Stockholders to be Held on [•], 2022

The Proxy Statement, our form of proxy card, are available on the Internet at www.lglgroupproxy.com.

You may obtain instructions on how to attend the annual meeting by calling (407) 587-2274

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE LGL GROUP, INC. THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. THEREFORE, EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED OR OTHERWISE TRANSMIT YOUR VOTING INSTRUCTIONS AS DESCRIBED ON THE ENCLOSED PROXY CARD. NO POSTAGE IS REQUIRED FOR THE PROXY CARD IF MAILED IN THE UNITED STATES.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

The LGL Group, Inc.
2525 Shader Road

Orlando, Florida 32804

PROXY STATEMENT

The Board of Directors of The LGL Group, Inc. (the “Company”) is soliciting proxies to be used at a Special Meeting of Stockholders of the Company (the “Special Meeting”) to be held on [•], 2022, commencing at [•] a.m. EDST,  as a virtual meeting conducted exclusively via live webcast at [•], and at any and all postponements or adjournments of the Special Meeting.

At the Special Meeting, stockholders of The LGL Group, Inc. (the “Company”) will be asked to approve the spin-off (the “Spin-Off”) of M-tron Industries, Inc., a Delaware corporation (“Mtron”), which will separate the business, activities and investments of the Company into two separate, publicly-traded companies: (1) the Company, which will continue to own and operate Precise Time and Frequency, LLC and hold cash and other investments and (2) Mtron, which includes the operations of Piezo Technology, Inc. and M-tron Asia, LLC.

If approved, Company will cease to have any ownership interest in Mtron following the Spin-Off. However the stockholders of the Company will, after the Spin-Off, be stockholders of both the Company and Mtron as the stockholders of the Company immediately prior to the Spin-Off will become the stockholders of Mtron after the Spin-Off. As a stockholder of the Company, you will be distributed one share of Mtron’s common stock for each share of the Company’s Common Stock held of record by you as of the close of business on the record date for the distribution. The Spin-Off will not impact your holdings of the Company’s Common Stock, and, accordingly, your proportionate ownership and voting interest in the Company will not change as a result of the Spin-Off. Your receipt of shares of Mtron’s common stock in connection with the Spin-Off is intended to be tax-free for U.S. federal income tax purposes.

Completion of the Spin-Off is subject to a number of conditions, including the approval of the Spin-Off by stockholders who hold a majority of the Company’s outstanding Common Stock.

YOUR VOTE IS EXTREMELY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES THAT YOU OWN. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING VIA LIVE WEBCAST, WE ASK THAT YOU PROMPTLY SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION CARD IN THE ENVELOPE PROVIDED, OR SUBMIT YOUR PROXY BY TELEPHONE OR OVER THE INTERNET (IF THOSE OPTIONS ARE AVAILABLE TO YOU) IN ACCORDANCE WITH THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION CARD.

This Proxy Statement and the accompanying Notice of Meeting and proxy card are first being mailed to stockholders on or about [•], 2022.

This Proxy Statement is furnished by the Board of Directors (the “Board”) of The LGL Group, Inc. (the “Company,” “we,” “our,” or “us”) in connection with the solicitation of proxies for use at the Special Meeting of Stockholders (the “Special Meeting”) to be held on [•] day, [•], 2022, at [•] a.m. EDST, as a virtual meeting conducted exclusively via live webcast at [•], and any adjournments or postponements thereof. This Proxy Statement along with either a proxy card or a voting instruction card are being mailed to stockholders beginning on or about [•], 2022.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

AND THE SPIN-OFF AND THE SPECIAL MEETING

What are the stockholders being asked to approve at the Special Meeting?

At the Special Meeting, stockholders of the Company will be asked to approve the spin-off (the “Spin-Off”) of (the “Spin-Off”) of M-tron Industries, Inc., a Delaware corporation (“Mtron”), as described in further detail below and elsewhere herein and in the Information Statement attached as Appendix A.

What is the Spin-Off?

The Spin-Off is the transaction by which the Company will accomplish the separation of the business, activities and investments of the Company into two separate, publicly-traded companies: (1) the Company, which will continue to own and operate Precise Time and Frequency, LLC (“PTF”) and hold cash and other investments and (2) Mtron, which includes the operations of Piezo Technology, Inc. (“PTI”) and M-tron Asia, LLC (“MTA”).

Pursuant to the Spin-Off, Mtron, which is currently a wholly-owned subsidiary of the Company, will become a separate, public company and continue to hold and operate PTI and MTA. Following the Spin-Off, the Company will continue as a separate, public company and its business and activities will consist of those relating to its indirect ownership of PTF, cash and other investments.

The Spin-Off will be effected through a pro rata distribution of shares of Mtron’s common stock to the Company’s stockholders. The shares of Mtron distributed to you will be in addition to the shares you hold in the Company. As a stockholder of the Company, you will receive one share of Mtron’s common stock for each share of the Company’s Common Stock held of record by you as of the close of business on the record date for the distribution. As a result, subject to any trading of shares between the record date for the Spin-Off and the effective date of the Spin-Off with an entitlement to the shares of Mtron’s common stock to be issued in connection with the Spin-Off, the Company’s stockholders as of the record date for the Spin-Off will become the stockholders of Mtron after the Spin-Off. The Company will cease to have any ownership interest in Mtron following the Spin-Off.

Your receipt of shares of Mtron’s common stock in connection with the Spin-Off is intended to be tax-free for U.S. federal income tax purposes. See the Information Statement, including the section thereof entitled “The Spin-Off — Material U.S. Federal Income Tax Consequences of the Spin-Off” for additional information regarding the material U.S. federal income tax consequences of the Spin-Off to you as a stockholder of the Company.

The Spin-Off will not impact your ownership of the Company’s Common Stock, and, accordingly, your proportionate ownership and voting interest in the Company will not change as a result of the Spin-Off. The Company’s stockholders are not entitled to appraisal rights in connection with the Spin-Off.

Completion of the Spin-Off is subject to a number of conditions, including the approval of the Spin-Off by stockholders who hold a majority of the Company’s outstanding Common Stock.

The Spin-Off and related matters are more fully described in this Proxy Statement, including the Information Statement that is attached as Appendix A to this Proxy Statement (the “Information Statement”) and is incorporated by reference herein. Prior to making a voting decision, you are urged to read in their entirety this Proxy Statement, the Information Statement, Mtron’s Registration Statement on Form 10 of which the Information Statement forms a part, and the exhibits to and other information incorporated by reference into each such document, as well as any and all amendments thereto. See “Additional Information” and “Incorporation of Certain Documents by Reference.” The Information Statement may be subsequently amended and will be filed as an exhibit to Mtron’s Registration

Statement on Form 10, and any such further amendments will be incorporated by reference into this Proxy Statement.

Notwithstanding the foregoing, if the Spin-Off is approved by the Company’s stockholders, then, following such approval, the Company may not, without the approval of its stockholders, change the terms of the Spin-Off in a manner that would be reasonably likely to have a material adverse impact on the Company’s stockholders or Mtron, or be reasonably likely to cause a stockholder who voted in favor of the Spin-Off to change its vote. However, the Board may, in its sole and absolute discretion, withdraw its authorization and approval of the Spin-Off and cause the Company to abandon the Spin-Off at any time prior to its consummation notwithstanding any prior approval of the Spin-Off by the Company’s stockholders.

For a discussion of risks related to the Spin-Off and the material U.S. federal income tax consequences of the Spin-Off, please read the sections of the Information Statement entitled “Risk Factors” and “The Spin-Off — Material U.S. Federal Income Tax Consequences of the Spin-Off” and the section of this Proxy Statement entitled “Proposal No. 1 — The Spin-Off — Additional Considerations and Information Regarding the Spin-Off and Mtron.”

Who is entitled to vote at the Special Meeting?

Record holders of the Company’s Common Stock as of the close of business on [•] , 2022 (the “Record Date”) may vote at the Special Meeting. As of the close of business on the Record Date, 5,360,470 shares of the Company’s Common Stock were outstanding and, thus, will be eligible to vote at the Special Meeting.

What are the voting rights of the holders of Common Stock?

Holders of the Company’s Common Stock will vote as one class on each of the Spin-Off. Holders of the Company’s Common Stock are entitled to one vote per share on each matter presented to a vote of stockholders.

What constitutes a quorum?

The presence at the Special Meeting, in person or by proxy, of the holders of shares representing a majority of the aggregate voting power (as described above) of the Company’s Common Stock outstanding as of the close of business on the Record Date will constitute a quorum.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with Computershare, the Company’s stock transfer agent, you are considered the stockholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares but not the stockholder of record, and your shares are held in “street name.”

How do I vote my shares?

If you are a stockholder of record, you can give a proxy to be voted at the Special Meeting by mailing the enclosed proxy card or by transmitting your voting instructions by telephone or internet as described on the enclosed proxy card. You may also vote your shares at the Special Meeting by completing a ballot at the Special Meeting.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker, bank or other nominee. Your broker, bank or other nominee has enclosed or provided a voting card for you to use in providing your voting instructions.

Can I vote my shares in person at the Special Meeting?

If you are a stockholder of record, you may vote your shares in person at the Special Meeting by completing a ballot at the Special Meeting. However, if you are a “street name” holder, you may vote your shares in person at the Special Meeting only if you obtain a signed proxy from your broker, bank or other nominee giving you the right to vote the shares.

Even if you currently plan to attend the Special Meeting, the Company recommends that you also submit your vote by proxy or by providing your voting instructions to your broker, bank or other nominee as described above so that your vote will be counted if you later decide not to attend the Special Meeting.

What are my choices when voting?

You may vote for or against, or abstain from voting on, the proposal relating to the Spin-Off.

What are the Board’s voting recommendations?

The Board of Directors recommends that you vote your shares FOR the approval of the Spin-Off.

What if I do not specify on my proxy card how I want my shares voted?

If you execute and mail in your proxy card but do not specify on your proxy card how you want to vote your shares, your shares will be voted FOR the approval of the Spin-Off.

Can I change my vote or revoke my proxy?

Yes. You can change your vote or revoke your proxy at any time before your proxy is voted at the Special Meeting. If you are the record owner of your shares, you can revoke your proxy by sending a signed written notice to the Company’s Secretary stating that you would like to revoke your proxy. Record holders can change their vote by submitting a new valid proxy bearing a later date, transmitting new voting instructions by telephone or internet, or by attending the Special Meeting and voting in person. However, attendance at the Special Meeting will not, in and of itself, constitute revocation of a previously executed proxy.

If you are not the record owner of your shares and your shares are held in “street name,” you must contact your broker, bank or other nominee to find out how to change your vote.

What vote is required for a proposal to be approved?

Stockholder approval of the Spin-Off requires the affirmative vote of stockholders who hold a majority of the Company’s outstanding shares of Common Stock. Failures to vote and abstentions will effectively count as votes against the Spin-Off and the Name Change.

As of the Record Date, the Company’s officers and directors, who collectively are entitled to vote shares representing approximately 19.2% of the Company’s outstanding Common Stock, have indicated an intention to vote in favor of approval of the Spin-Off.

In addition to stockholder approval, completion of the Spin-Off is subject to a number of other conditions described herein and in the Information Statement. Notwithstanding any approval of the Spin-Off by the Company’s stockholders, the Board may, in its sole and absolute discretion, withdraw its authorization and approval of the Spin-Off and cause the Company to abandon the Spin-Off at any time prior to its consummation.

If my shares are held in street name, will my broker, bank or other nominee vote my shares for me?

No. If you hold your shares in “street name” through a broker, bank or other nominee, whether your broker, bank or other nominee may vote your shares in its discretion depends on the proposals being considered at the applicable meeting of stockholders. The Company’s Common Stock is listed for trading on the NYSE American. Under the rules of the NYSE American, if you do not provide your broker, bank or other nominee with voting instructions with respect to your shares, your broker, bank or other nominee may vote your shares in its discretion only on “routine matters.” The proposal related to the Spin-Off is not a “routine matter” under the rules of the NYSE American. Accordingly, your broker, bank or other nominee will not have discretion to vote your shares at the Special Meeting if you do not provide voting instructions.

What are broker non-votes?

When a broker, bank or other nominee has discretion to vote on one or more proposals at a meeting, or a “routine matter,” but does not have discretion to vote on other matters at the meeting, or “non-routine matters,” the broker, bank or other nominee will inform the inspector of election that it does not have the authority to vote on the “non-routine matters” with respect to shares held for beneficial owners which did not provide voting instructions with respect to the “non-routine matters.” This is generally referred to as a “broker non-vote.” Because brokers, banks and other nominees will not have discretion to vote on any items of business at the Special Meeting if they have not received voting instructions from their clients, there will not be broker non-votes on any proposal at the Special Meeting.

Are there any other matters to be acted upon at the Special Meeting?

No. Other than the proposal to approve the Spin-Off, no other matters will be presented or acted upon at the Special Meeting.

PROPOSAL NO. 1 — THE SPIN-OFF

General; Background

The Board of Directors regularly reviews the Company’s businesses and investments with a view towards utilizing the Company’s resources in a manner that it believes to be in the best interests of the Company and its stockholders. As part of this process, the Board from time to time evaluates certain distinct alternatives, including potential acquisitions, dispositions, business combinations and separations, with an objective of long-term growth as measured by increases in book value and intrinsic value over time.

Based on its review, analyses and discussions, the Board has determined that the separation of the Company’s Mtron subsidiary into a separate, public company is in the best interests of the Company and its stockholders. Accordingly, on [•], 2022, the Board approved the Spin-Off in order to accomplish such separation of the Company’s businesses and investments.

Separation of Businesses

Pursuant to the Spin-Off, Mtron, which is currently a wholly-owned subsidiary of the Company, will continue as a separate, public company and its business and activities will consist of those relating to its indirect ownership of PTF, cash and other investments and its Common Stock will continue trading on the NYSE American. PTF provides frequency reference and time standard synchronization solutions through a comprehensive portfolio of time and frequency instrumentation including frequency standards, time standards, and time code generators, complemented by a wide range of ancillary products such as RF distribution amplifiers, Digital distribution amplifiers, Time Code distribution amplifiers, and redundancy switches.

Following the Spin-Off, Mtron, as a separate public company, will continue to hold and operate PTI and MTA. It is expected that Mtron’s common stock will be listed and traded on the NYSE American. Originally founded in 1965, Mtron designs, manufactures and markets highly-engineered, high reliability frequency and spectrum control products.

The Distribution

The Spin-Off will be effected through a pro rata distribution of shares of Mtron’s common stock to the Company’s stockholders. As a stockholder of the Company, you will receive one share of Mtron’s common stock for each share of the Company’s Common Stock held of record by you as of the close of business on the record date for the distribution. As a result, subject to any trading of shares between the record date for the Spin-Off and the effective date of the Spin-Off with an entitlement to the shares of Mtron’s common stock to be issued in connection with the Spin-Off, the Company’s stockholders as of the record date for the Spin-Off will also become the stockholders of Mtron after the Spin-Off. The Company will cease to have any ownership interest in Mtron following the Spin-Off but the Company’s stockholders will, unless they sell their shares, be the stockholders of both the Company and Mtron.

Tax Free Transaction

Your receipt of shares of Mtron’s Common Stock in connection with the Spin-Off is intended to be tax-free for U.S. federal income tax purposes. See the Information Statement, including the section thereof entitled “The Spin-Off — Material U.S. Federal Income Tax Consequences of the Spin-Off” for additional information regarding the material U.S. federal income tax consequences of the Spin-Off to you as a stockholder of the Company.

No Impact on Holdings of the Company’s Common Stock

The Spin-Off will not impact your holdings of the Company’s Common Stock, and, accordingly, your proportionate ownership and voting interest in the Company will not change as a result of the Spin-Off.

Adjustment to Outstanding Warrants

The Board previously declared a dividend of warrants to purchase shares of the Company’s Common Stock to holders of record as of November 9, 2020, the record date set by the Board for the dividend. A total of 5,258,320 warrants were issued and when exercisable, five warrants will entitle their holder to purchase one share of the Company’s Common Stock, or 1,051,664 shares in total, at an exercise price of $12.50 per share. The exercise price of the warrants will be adjusted as a result of the Spin-Off and determined ten trading days after the spin-off based upon a formula included in the warrant agreement, as described below.

The exercise price will be adjusted based on the following formula:

EP1=EP0 x MP0 / (FMV0 + MP0)

where,

EP0=the exercise price in effect at the close of business on the record date for the Spin-Off

EP1=the exercise price in effect immediately after the record date for the Spin-Off

FMV0=the average of the specified volume-weighted average price, or VWAP, of Mtron’s common stock over the 10 consecutive trading days commencing on and including the third trading day after the date on which “ex-distribution trading” commences for such distribution on the NYSE American

MP0=the average of the VWAP per share of the Company’s Common Stock over the 10 consecutive Trading Days commencing on and including the third Trading Day after the date on which “ex-distribution trading” commences for such distribution on the NYSE American

The adjustment of the exercise Price will be made immediately after the open of business on the day after the last day of the valuation period, but will be given effect as of the open of business on the business day immediately following the record date for the Spin-Off.

Required Vote; Conditions; Potential Abandonment

Completion of the Spin-Off is subject to a number of conditions, including, without limitation, the approval of the Spin-Off by stockholders who hold a majority of the Company outstanding shares of Common Stock.

Notwithstanding any approval of the Spin-Off by the Company’s stockholders, the Company’s Board of Directors may, in its sole and absolute discretion, withdraw its authorization and approval of the Spin-Off and cause the Company to abandon the Spin-Off at any time prior to its consummation.

Management

General

It is expected that following the Spin-Off, the Company’s executive officers will be Marc J. Gabelli, as Chief Executive Officer of the Company, Ivan Arteaga, who will serve as Chief Financial Officer of the Company, and Patrick B. Huvane, who will serve as Chief Accounting Officer of the Company.

It is currently anticipated that two members of the Board of Directors of the Company will, in connection with the Spin-Off, resign as directors of the Company and will be appointed to serve as directors of Mtron. Following the Spin-Off, it is anticipated that the Company’s Board will consist of the directors identified below, two of whom are anticipated to also serve on Mtron’s board of directors.

While the Company’s directors currently receive an annual cash fees and stock awards for their service on the Company’s Board, as it is anticipated that those who will also serve on the Mtron’s board of directors will receive fees for doing so as determined by the compensation committee of Mtron’s board.

Expected Executive Officers and Directors of the Company following the Spin-Off

The following table lists the names of the individuals expected to serve as the Company’s executive officers and directors following the Spin-Off.

Name	Position
Marc J. Gabelli	Chairman of the Board and Chief Executive Officer
Ivan Arteaga	Director and Chief Financial Officer
Patrick B. Huvane	Chief Accounting Officer
Timothy J. Foufas	Director
Manjit Kalha	Director
Donald S. Hunter	Director
Michael J. Ferrantino	Director

The following additional information is provided for each of the above-named individuals, including, with respect to each director, the specific experience, qualifications, attributes and/or skills of the director which, in the opinion of the Company’s Board of Directors, qualifies him to serve as a director and are likely to enhance the Board of Directors’ ability to manage and direct the Company’s business and affairs. Under the Company’s Bylaws, each director serves for a term expiring at the Company’s next annual meeting of stockholders. Executive officers serve until they resign or are replaced or removed by the Board of Directors. There is no family relationship between any of the directors or executive officers, and there is no arrangement or understanding between any director or executive officer and any other person pursuant to which the director or executive officer was selected.

Name	Age	Director Since	Offices and Positions Held With the Company, Business Experience and Principal Occupation for the Last Five Years, and Directorships in Public Corporations and Investment Companies
Marc J. Gabelli	54	2004	Mr. Gabelli’s biographical information can be found under the section for Executive Officers, below.
Timothy J. Foufas	53	2007

Mr. Foufas serves as Managing Partner, Plato Foufas & Co. LLC (2005 to present), a financial services company. He previously served as Vice President and Chief Operating Officer, LGL Systems Acquisition Corp. (NYSE: DFNS) from September 2019 to August 2021; Chief Executive Officer of LGL Systems Acquisition Corp. from inception to September 2019; President, Levalon Properties LLC (2007 to 2018), a real estate property management company; Senior Vice President, Bayshore Management Co. LLC (2005 to 2006), a real estate property management company; Director of Investments, Liam Ventures Inc. (2000 to 2005), a private equity investment firm; and Director, ICTC Group, Inc. (2010 to 2013), a rural local exchange carrier headquartered in Nome, ND. Mr. Foufas brings to the Board his management skills and expertise in financial, investment and real estate matters.

Manjit Kalha	46	2011

Mr. Kalha has served as an Executive Vice President (Finance) at PMV Consumer Acquisition Corp. (NYSE: PMVC) (September 2020 to present); Managing Partner, Horizon Research (August 2012 to present), a firm that provides investment management and research services; Chief Executive Officer, Horizon AMC (June 2008 to present), a firm that provides investment management and consulting services; and Chief Executive Officer and Director, Jeet Associates Private Limited (December 2006 to present), a consulting firm based in New Delhi that provides business strategy, finance, and taxation advisory services. Mr. Kalha began his career at Arthur Andersen’s New Delhi office. Mr. Kalha brings to the Board his experience in management and manufacturing operations, and an extensive knowledge of global financial markets.

Name	Age	Director Since	Offices and Positions Held With the Company, Business Experience and Principal Occupation for the Last Five Years, and Directorships in Public Corporations and Investment Companies
Donald H. Hunter	65	2013

Mr. Hunter is the Principal, Donald Hunter LLC (April 2007 to present), a consulting practice based in Wellesley, MA; and the Chairman of the Board and a member of the Audit Committee and Compensation Committees of Greenlane Holdings, Inc. (NASDAQ: GNLN), a global house of brands and one of the largest sellers of premium cannabis accessories (August 2021 to present). He previously served as Chief Operating Officer and Chief Financial Officer for Harbor Global Company Limited (October 2000 to December 2006), a public company that owned and operated international investment management and natural resources subsidiaries; Chief Operating Officer, Pioneer Global Investments, a Division of the Pioneer Group, Inc. (August 1998 to October 2000), a company that provided investment management services and owned several natural resources investments; and Manager of International Finance, the Pioneer Group, Inc. (January 1991 to August 1998), with financial responsibility for international strategic start-ups. Mr. Hunter served as a director and Chairman of the Audit Committee of KushCo Holdings, Inc. (OTCQX: KSHB), a packaging and supply company serving the regulated cannabis industry (February 2018 to August 2021); director of Juniper Pharmaceuticals, Inc. (February 2014 to March 2016), a specialty pharmaceuticals company (NASDAQ: JNP), where he served as Chairman of the Audit Committee; LICT Corporation (June 2014 to May 2015), an integrated provider of broadband and voice services (OTC PK: LICT); and the Pioneer First Polish Trust Fund, where he served as Audit Committee Chairman for the first mutual fund in Poland. Mr. Hunter brings to the Board financial, operating, governance, international and mergers and acquisition experience.

Ivan Arteaga	53	2019	Mr. Arteaga’s biographical information can be found under the section for Executive Officers, below.
Michael J. Ferrantino	50	2019

Mr. Ferrantino currently holds the position of President and Chief Executive Officer for The LGL Group, Inc. (April 2021 to present) and also holds the position of Chief Executive Officer for Interex, Inc. and is on the board of Gabelli Equity Trust, Inc. and Gabelli Utility Trust. Mr. Ferrantino formerly served as a Director of LGL Systems Acquisition Corp. from September 2019 to August 2021 (NYSE: DFNS) and was Chief Executive Officer & Director at Valpey-Fisher Corp. Mr. Ferrantino received an undergraduate degree from Rensselaer Polytechnic Institute and an MBA from Loyola University Maryland. Mr. Ferrantino brings to the Board his experience in management and manufacturing operations, and an extensive knowledge of global financial markets.

Director Independence

Messrs. Hunter, Foufas, and Kalha are each believed to be independent under the listing standards of the NYSE and are expected to constitute 50% of the Company’s Board of Directors following the Spin-Off.

Executive Officers

The following table sets forth information regarding our executive officers, including their business experience for the past five years and prior years.

Name	Age	Offices and Positions Held With the Company, Business Experience and Principal Occupation for the Last Five Years
Marc J. Gabelli	54

Mr. Gabelli currently serves as Non-Executive Chairman of the Board, The LGL Group, Inc. (December 2017 to present, and September 2004 to April 2016); Managing Partner, Horizon Research (January 2013 to present), an investment management and research services provider; Chief Executive Officer, Gabelli Securities International Ltd. (1994 to present), a global alternative asset management platform and merchant advisor; President and Managing Partner, GGCP, Inc. (1999 to present), a private corporation that makes investments for its own account; Managing Member, Commonwealth Management Partners LLC (2008 to present); and Director and Managing Partner, GAMA Funds Holdings GmbH (2009 to present). He formerly served as Chairman and Chief Executive Officer, LGL Systems Acquisition Corp. (NYSE: DFNS) from September 2019 to August 2021 and was also a Director from its inception in early 2019 to August 2021; Chairman of Gabelli Merger Plus Trust since July 2017; Director of GAMCO Investors, Inc. from November 2014 to May 2016; and Director and President of Associated Capital Group (October 2015 to May 2016); Mr. Gabelli brings to the Board his extensive knowledge of the Company's business and industry due to his longstanding service on the Board, as well as his financial expertise and leadership experience as an executive of various investment firms.

Ivan Arteaga	53

Mr. Arteaga is the Managing Member and Chief Investment Officer of Arteaga Capital Management, LLC (2006 to present), an investment manager to alternative global investment funds and provider of equity research services; Portfolio Manager of Arteaga Global Partners, LP (2007 to present), a global equity investment partnership; Managing Member of Arteaga Investment Management Group, LLC (2008 to present), a registered investment advisor; Director of Brick Skirt Holdings, Inc. (2014 to present), an owner of rural local exchange carrier DFT Communications. Formerly, he was Interim Chief Executive Officer of The LGL Group, Inc. (January 2020 to March 2021); Portfolio Manager at GAMCO Investors, Inc. (1994 to 2006); Vice President of Equity Research, Gabelli & Company, Inc., a provider of institutional research and brokerage services (1992 to 2002); and Senior Associate at KPMG Inc., a global CPA, audit and consulting firm. Mr. Arteaga brings to the Board his extensive financial and investment experience, his knowledge of global financial markets, and his knowledge and experience as an analyst and investor in the communications and satellite industry.

Patrick B. Huvane	54

Senior Vice-President, Business Development, The LGL Group, Inc. (April 2019 to present); Vice President, Finance and Accounting, LGL Systems Acquisition Corp. (NYSE: DFNS) (September 2019 to August 2021); Chief Financial Officer of Teton Advisors, Inc. (OTC: TETAA) since 2019. From 2007 to 2018, Mr. Huvane was employed by Tiptree Inc. (NASD: TIPT) as Chief Accounting Officer.

Expected Board Committees

It is expected that, in connection with the Spin-Off and the reconstitution of the Company’s Board of Directors described above, the committees of the Board will also be reconstituted as set forth below.

The Company’s Audit Committee is currently expected to be comprised of Donald H. Hunter, Chairman, Timothy J. Foufas, and Manjit Kalha, each of whom has been determined to be “financially literate” and “independent” within the meaning of applicable SEC rules and regulations and the listing standards of the NYSE American, including the additional independence requirements applicable to audit committee members under the listing standards of the

NYSE American. Mr. Hunter is qualified as an “audit committee financial expert,” as defined under Item 407 of Regulation S‑K promulgated by the SEC.

The Company’s Compensation Committee is currently expected to be comprised of Timothy J. Foufas, Chairman, Manjit Kalha and Donald H. Hunter, each of whom has been determined to be “independent” under the listing standards of the NYSE, including the additional independence requirements applicable to compensation committee members thereunder.

The Company’s Nominating/Corporate Governance Committee is currently expected to be comprised of Manjit Kalha, Chairman, Donald H. Hunter and Timothy J. Foufas, each of whom has been determined to be “independent” under the listing standards of the NYSE American.

Expected Executive Officers and Directors of Mtron following the Spin-Off

It is anticipated that two members of the Company’s Board of Directors (Bel Lazar, and John S. Mega) will resign as directors of the Company and be appointed as directors of Mtron upon consummation of the Spin-Off.

See the “Management” section of the Information Statement for information regarding the individuals expected to serve as Mtron’s executive officers and directors following the Spin-Off.

Executive Compensation

See the “Executive Compensation” section of the Information Statement for information regarding the Company’s historical executive compensation policies and practices and compensation of the Company’s Named Executive Officers (as defined in Item 402 of Regulation S-K promulgated by the SEC under the Exchange Act) for 2021 and 2020. While there is no assurance that this will be the case and compensation determinations will be made by the Compensation Committee, the Company currently anticipates that its executive officers, each of whom also is or is expected to be an executive officer of Mtron, will receive substantially all of their compensation from Mtron and that the Company’s annual executive compensation will be reduced.

Risk Factors

The Spin-Off involves a number of risks and uncertainties which you should consider prior to making a voting decision, including those relating to the U.S. federal income tax consequences of the Spin-Off. You are encouraged to read carefully this entire Proxy Statement, including all of the appendices hereto, as well as the documents incorporated herein by reference prior to making a voting decision. For a discussion of risks related to the Spin-Off and the material U.S. federal income tax consequences of the Spin-Off, please read the sections of the Information Statement entitled “Risk Factors” and “The Spin-Off—Material U.S. Federal Income Tax Consequences of the Spin-Off.” See also “Additional Considerations and Information Regarding the Spin-Off and Mtron” below.

No Appraisal Rights

The Company’s stockholders are not entitled to appraisal rights in connection with the Spin-Off.

Additional Considerations and Information Regarding the Spin-Off and Mtron

As a result of the Spin-Off, the Company will retain and operate its PTF subsidiary, which contributed $1,446,000, or 5.1%, and $1,182,000, or 3.8%, of its total revenues, during the years ended December 31, 2021 and 2020, respectively. Further, in connection with the Spin-Off, the Company will retain approximately $27.3 million of cash and cash equivalents and marketable securities with a current value of approximately $16.2 million upon consummation of the Spin-Off. While the Company believes that it will have sufficient cash and cash equivalents to fund its operations following the Spin-Off, it will be dependent on the results of operations of PTF and the cash requirements of its business. The Company may also in the future seek additional funds from third party sources, including traditional bank financing, secured or unsecured indebtedness, or the issuance of equity and/or debt securities. However, these alternatives may not be available to the Company on attractive terms, in the amounts needed, or at all.

See also “Unaudited Pro Forma Consolidated Financial Information for the Company” below.

Stockholders should review the Preliminary Information Statement attached as Appendix A to this Proxy Statement for additional information regarding the Spin-Off and Mtron, including certain risk factors to be considered in connection with the Spin-Off, the material U.S. federal income tax consequences of the Spin-Off, the reasons for the Spin-Off, the agreements entered into between the Company and Mtron to effect the Spin-Off and to govern their relationship following the Spin-Off, financial information of Mtron and other additional information relating to Mtron and its businesses, investments and management, and a description of Mtron’s common stock and other authorized capital stock. The Preliminary Information Statement is incorporated by reference herein in its entirety. The Information Statement may be subsequently amended, and any such amendments will be filed as an exhibit to Mtron’s Registration Statement on Form 10. Notwithstanding the foregoing, if the Spin-Off is approved by the Company’s stockholders, then, following such approval, the Company may not, without the approval of its stockholders, change the terms of the Spin-Off in a manner that would be reasonably likely to have a material adverse impact on the Company’s stockholders or be reasonably likely to cause a stockholder who voted in favor of the Spin-Off to change its vote.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE SPIN-OFF.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION FOR THE COMPANY

The unaudited pro forma consolidated financial statements set forth below have been derived from Company’s historical annual financial statements, including its audited balance sheet as of December 31, 2021 and its audited statement of operations for the year ended December 31, 2021, which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC and incorporated herein by reference.

The unaudited pro forma consolidated financial statements give effect to the Spin-Off Adjustments as well as the following Transaction Adjustments:

•	An expected dividend of $2.9 million from Mtron, to retire LGL’s intercompany balance, with the remaining balance to be settled in cash.

In management’s opinion, the unaudited pro forma consolidated financial statements reflect adjustments necessary to present fairly the Company’s pro forma results and financial position as of and for the periods indicated. The Spin-Off Adjustments and Transaction Adjustments reflected in the unaudited pro forma consolidated financial statements are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and directly attributable to Mtron’s separation from the Company.

The unaudited pro forma consolidated financial statements are for illustrative and informational purposes only and are not intended to represent what the Company’s results of operations or financial position would have been had the Spin-Off and related transactions occurred on the dates assumed. The unaudited pro forma consolidated financial statements also should not be considered indicative of the Company’s future results of operations or financial position following the Spin-Off.

The Company currently provides many corporate functions on Mtron’s behalf, including executive services, tax, accounting, public and investor relations, general management, and has shared information technology systems, corporate governance activities, and centrally managed employee benefit arrangements. In addition to the adjustments described above, the Transaction Adjustments in the unaudited pro forma consolidated financial statements includes an allocation to Mtron of these expenses incurred by Company. The expense allocation is based on the allocation methodology used to prepare the carve-out financial statements of Mtron included in the Information Statement and is considered to be a reasonable estimate of the costs of services provided to Mtron by the Company during the periods presented. However, the allocation may not reflect the Company’s actual expenses following the Spin-Off or the actual costs to be incurred by Mtron following the Spin-Off, which may be impacted by multiple factors, including the organizational structure and strategic direction of these companies in the future.

Costs related to the Spin-Off prior to its completion have been and will be borne by the Company. Accordingly, these costs are reflected in the Company’s pro forma statement of operations below.

The unaudited pro forma consolidated financial statements should be read in conjunction with the Company’s historical financial statements, accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 which has been filed with the SEC and is incorporated herein by reference. See “Additional Information” and “Incorporation of Certain Documents by Reference.”

THE LGL GROUP, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

As of December 31, 2021

(Dollars in Thousands, Except Share and Par Value Amounts)

	Historical	Pro Forma Adjustments	Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$29,016	$(1,704)	$27,312
Marketable securities	16,167	—	16,167
Accounts receivable, net of allowance of $77	4,667	(3,995)	672
Inventories, net	5,492	(5,221)	271
Prepaid expenses and other current assets	494	(242)	252
Total Current Assets	55,836	(11,162)	44,674
Property, Plant and Equipment
Land	536	(536)	—
Buildings and improvements	4,869	(4,869)	—
Machinery and equipment	18,815	(18,176)	639
Gross property, plant and equipment	24,220	(23,581)	639
Less: accumulated depreciation	(20,837)	20,199	(638)
Net property, plant and equipment	3,383	(3,382)	1
Right-of-use lease asset	396	(218)	178
Due from related party	—	—	—
Intangible assets, net	252	(152)	100
Deferred income tax asset	34	(833)	(799)
Other assets	5	(5)	—
Total Assets	$59,906	$(15,752)	$44,154
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$1,455	$(1,396)	$59
Accrued compensation and commissions expense	1,549	(1,213)	336
Income taxes payable	599	—	599
Other accrued expenses and liabilities	823	(403)	420
Total Current Liabilities	4,426	(3,012)	1,414
Loan payable to affiliate	—	—	—
Deferred income tax liability	124	—	124
Other liabilities	613	(145)	468
Total Liabilities	5,163	(3,157)	2,006
Contingencies (Note O)
Stockholders' Equity
Common stock, $0.01 par value - 25,000,000 common shares and 5,000,000 preferred shares authorized as of December 31, 2021; 5,308,973 common shares issued and outstanding at December 31, 2021	53	—	53
Additional paid-in capital	45,817	—	45,817
Retained earnings (accumulated deficit)	9,453	(12,595)	(3,142)
Treasury stock, 81,584 shares held in treasury at cost at December 31, 2021	(580)	—	(580)
Total Stockholders' Equity	54,743	(12,595)	42,148
Total Liabilities and Stockholders' Equity	$59,906	$(15,752)	$44,154

THE LGL GROUP, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2021

(Dollars in Thousands, Except Per Share Amounts)

	Historical	Pro Forma Adjustments	Pro Forma
REVENUES	$28,140	$(26,694)	$1,446
Costs and expenses:
Manufacturing cost of sales	18,069	(17,358)	711
Engineering, selling and administrative	10,857	(7,222)	3,635
OPERATING (LOSS) INCOME	(786)	(2,114)	(2,900)
Other income (expense):
Interest expense, net	(11)	12	1
Gain (loss) on equity investment in unconsolidated subsidiary	59,453	—	59,453
Realized (loss) income on marketable securities	(16,962)	—	(16,962)
Unrealized (loss) gain on marketable securities	(22,949)	—	(22,949)
Other income (expense), net	11	(11)	—
Total other income (expense), net	19,542	1	19,543
INCOME BEFORE INCOME TAXES	18,756	(2,113)	16,643
Income tax provision	4,118	(531)	3,587
NET INCOME	$14,638	$(1,582)	$13,056
Basic per share information:
Weighted average number of shares used in basic earnings per share calculation	5,275,374	5,275,374	5,275,374
Basic net income per share	$2.77	$(0.30)	$2.47
Diluted per share information:
Weighted average number of shares used in diluted earnings per share calculation	5,334,087	5,334,087	5,334,087
Diluted net income per share	$2.74	$(0.30)	$2.45

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the number of shares of our common stock beneficially owned on April 11, 2022, by:

•	Each person who is known to us to beneficially own more than 5% of our common stock;
•	Each of our directors and named executive officers; and
•	All of our directors and executive officers, as a group.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of a security, or investment power, which includes the power to dispose of or to direct the disposition of a security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in the footnotes below, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.

Except as otherwise set forth below, the address of each of the persons listed below is: The LGL Group, Inc., 2525 Shader Road, Orlando, Florida 32804.

	Common Stock Beneficially Owned (1)
Name and Address of Beneficial Owner	Shares		%
5% Stockholders:
Mario J. Gabelli	1,042,612	(2)	19.5
Directors and Named Executive Officers:
Marc J. Gabelli	844,883	(3)	15.8
Michael J. Ferrantino	41,721	(4)	*
Timothy J. Foufas	38,542		*
Donald H. Hunter	26,515		*
Manjit Kalha	24,751		*
Ivan Arteaga	20,017	(5)	*
Linda M. Biles	16,353	(6)	*
Bel Lazar	7,142		*
John S. Mega	6,625		*
James W. Tivy	3,000		*
Joan A. Nano	—		*
Patrick B. Huvane	—		*
All executive officers and directors as a group (12 persons)	1,029,549	(7)	19.2

* Less than 1% of outstanding shares.

(1)

The applicable percentage of ownership for each beneficial owner is based on 5,360,470 shares of common stock outstanding as of April 11, 2022. Shares of common stock issuable upon exercise of options, warrants or other rights beneficially owned that are exercisable within 60 days are deemed outstanding for the purpose of computing the percentage ownership of the person holding such securities and rights and all executive officers and directors as a group.

(2)

Includes (i) 500,675 shares of common stock owned directly by Mario J. Gabelli; (ii) 476,937 shares owned by GGCP, Inc., of which Mario J. Gabelli is the chief executive officer, a director and controlling shareholder; (iii) 64,500 shares held by the Gabelli Foundation, Inc., and (iv) 500 shares owned by GAMCO Asset Management, Inc. Mario J. Gabelli disclaims beneficial ownership of the shares owned by GGCP, Inc., except to the extent of his pecuniary interest therein. Mario J. Gabelli's business address is 401 Theodore Fremd Avenue, Rye, New York 10580-1430. This disclosure is based solely on information in a Form 4 filed by Mario J. Gabelli with the SEC on November 18, 2020.

(3)

Includes (i) 80,580 shares of common stock owned directly by Marc J. Gabelli; and (ii) 764,303 shares held by Venator Merchant Fund, L.P. ("Venator Fund"). Venator Global, LLC ("Venator Global"), which is the sole general partner of

Venator Fund, may be deemed to beneficially own the securities owned by Venator Fund. Marc J. Gabelli, who is the President and Sole Member of Venator Global, may be deemed to beneficially own the securities owned by Venator Fund. Marc J. Gabelli disclaims beneficial ownership of the securities owned by Venator Fund, except to the extent of his pecuniary interest therein.

(4)	Includes 15,000 shares of unvested restricted stock.
(5)	Includes 3,750 shares of unvested restricted stock.
(6)	Includes 7,533 shares of unvested restricted stock.
(7)	Includes 1,034,335 shares of common stock with 26,283 unvested restricted shares.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act. Accordingly, the Company files quarterly, annual and current reports, proxy and information statements and other reports with the SEC. Copies of these reports and statements are available free of charge on the Company’s website at www.lglgroup.com as soon as reasonably practicable after the reports are filed with the SEC. The reports and statements that the Company files with the SEC are also available on the SEC’s website at www.sec.gov.

Information contained on, or connected to, the Company’s website or any other website referenced herein does not, and will not, constitute part of this Proxy Statement.

Questions and requests for additional information about the Spin-Off should be directed to Computershare, the distribution agent for the Spin-Off. Stockholders may contact Computershare by calling (877) 868-8027 or by mail to Computershare, 211 Quality Circle, Suite 210, College Station, TX 77845, Attention: Customer Service.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows the Company to “incorporate by reference” information into this Proxy Statement. The information incorporated by reference is deemed to be part of this Proxy Statement. This Proxy Statement incorporates by reference the Preliminary Information Statement that is attached hereto as Appendix A. This Proxy Statement also incorporates by reference the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 that is attached hereto as Appendix B.

OTHER MATTERS

Except for the proposal related to the Spin-Off, no other matters may be brought before or considered at the Special Meeting.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or Computershare, the Company’s transfer agent, that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. However, the Company will deliver, or cause to be delivered, promptly upon written or oral request a separate copy of this Proxy Statement to a stockholder at a shared address to which a single Proxy Statement was delivered. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple proxy statements and would like to request delivery of a single proxy statement, please notify your broker if your shares are held in a brokerage account or Computershare if you are the record holder of your shares. You can notify Computershare by sending a written request to Computershare, 211 Quality Circle, Suite 210, College Station, TX 77845, Attention: Customer Service. You can also contact Computershare’s Customer Service department at (877) 868-8027.

PROXY SOLICITATION COSTS

The Company will bear the expense of soliciting proxies and of reimbursing brokers, banks and other nominees for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons. The Company does not currently intend to solicit proxies other than by use of the mail, but certain directors, officers and regular employees of the Company or its subsidiaries, without additional compensation, may solicit proxies personally or by telephone, fax, special letter or otherwise.

your comments below. C Non-Voting Items + + Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders: The Proxy Statement and the 2019 Annual Report are available at http://www.lglgroupproxy.com. The 2020 Annual Meeting of Shareholders of The LGL Group, Inc. will be held on Tuesday, December 29, 2020 at 9:00 a.m. Eastern Time (EST), virtually via the internet at https://www.virtualmeetingportal.com/lglgroup/2020. Telephone access (listen-only): Within the U.S. and Canada: 1 877-770-3647 (toll-free) Outside of the U.S. and Canada: +1 312-780-0854 (standard rates apply) Passcode for telephone access: 19059544#